Exhibit 99.1
Workday Announces Fiscal 2023 First Quarter Financial Results

Fiscal First Quarter Total Revenues of $1.43 Billion, Up 22.1% Year Over Year
Subscription Revenues of $1.27 Billion, Up 23.2% Year Over Year
24-Month Subscription Revenue Backlog of $7.97 Billion, Up 20.9% Year Over Year
Total Subscription Revenue Backlog of $12.65 Billion, Up 25.5% Year Over Year

PLEASANTON, Calif., May 26, 2022 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2023 first quarter ended April 30, 2022.

Fiscal 2023 First Quarter Results

•Total revenues were $1.43 billion, an increase of 22.1% from the first quarter of fiscal 2022. Subscription revenues were $1.27 billion, an increase of 23.2% from the same period last year.
•Operating loss was $72.8 million, or negative 5.1% of revenues, compared to an operating loss of $38.3 million, or negative 3.3% of revenues, in the same period last year. Non-GAAP operating income for the first quarter was $288.6 million, or 20.1% of revenues, compared to a non-GAAP operating income of $288.5 million, or 24.6% of revenues, in the same period last year.1
•Basic and diluted net loss per share was $0.41, compared to basic and diluted net loss per share of $0.19 in the first quarter of fiscal 2022. Non-GAAP basic and diluted net income per share was $0.86 and $0.83, respectively, compared to non-GAAP basic and diluted net income per share of $0.93 and $0.87, respectively, in the same period last year.2
•Operating cash flows were $439.7 million compared to $452.4 million in the prior year.
•Cash, cash equivalents, and marketable securities were $6.26 billion as of April 30, 2022.

Comments on the News

“Workday had a strong first quarter, building on the fiscal 2022 acceleration of our business,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “I'm confident in our opportunity ahead and the enduring growth of Workday. Our focus remains on cultivating our culture, while driving innovation across finance and HR, and expanding the value we bring to some of the world's largest organizations.”

“Our continued global momentum and a healthy deal pipeline position us well to deliver a strong fiscal 2023,” said Chano Fernandez, co-CEO, Workday. “As we look ahead, we will continue to remain focused on our people, who are so critical to our success, as well as driving high rates of customer satisfaction through our industry investments, as well as our expanded innovation efforts with our partner ecosystem.”

“We had a solid start to the year, as organizations across the globe continue to choose Workday as their strategic finance and HR partner,” said Barbara Larson, chief financial officer, Workday. “As a result, we are raising our fiscal 2023 subscription revenue to be in the range of $5.537 billion to $5.557 billion, representing year-over-year growth of 22%. We expect second quarter subscription revenue of $1.353 billion to $1.355 billion, representing year-over-year growth of 22%. We are maintaining our fiscal 2023 non-GAAP operating margin guidance of 18.5%, as we invest to capitalize on the long-term opportunity we see ahead.”

Recent Highlights

•Workday intends to create 1,000 new jobs at its European headquarters in Dublin over the next two years. In addition, the company plans to build new European headquarters at Grangegorman in Dublin.
•Workday completed the issuance and sale of $3.0 billion aggregate principal amount of senior notes in an underwritten, registered public offering.
•Building on its long-standing support of ESG, Workday shared its commitments to ESG as well as announced two new ESG solutions to help customers drive social and sustainability initiatives as they navigate evolving ESG regulations and corporate accountability standards.

•Workday was named one of the World’s Most Ethical Companies by Ethisphere, which recognizes companies with a commitment to advancing business integrity.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2023 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2022 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2023 subscription revenues and non-GAAP operating margin, second quarter subscription revenue, growth, innovation, opportunities, customer satisfaction and momentum, acceleration potential, pipeline, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (ii) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (iii) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning and artificial intelligence; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning and artificial intelligence; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended April 30, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,776,336	$1,534,273
Marketable securities	3,479,019	2,109,888
Trade and other receivables, net	778,076	1,242,545
Deferred costs	156,806	152,957
Prepaid expenses and other current assets	252,989	174,402
Total current assets	7,443,226	5,214,065
Property and equipment, net	1,186,004	1,123,075
Operating lease right-of-use assets	252,236	247,808
Deferred costs, noncurrent	339,712	341,259
Acquisition-related intangible assets, net	369,387	391,002
Goodwill	2,840,044	2,840,044
Other assets	368,497	341,252
Total assets	$12,799,106	$10,498,505
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$123,361	$55,487
Accrued expenses and other current liabilities	246,939	195,590
Accrued compensation	362,269	402,885
Unearned revenue	2,820,119	3,110,947
Operating lease liabilities	80,573	80,503
Debt, current	1,148,126	1,222,443
Total current liabilities	4,781,387	5,067,855
Debt, noncurrent	2,973,068	617,354
Unearned revenue, noncurrent	59,308	71,533
Operating lease liabilities, noncurrent	182,237	182,456
Other liabilities	22,299	24,225
Total liabilities	8,018,299	5,963,423
Stockholders’ equity:
Common stock	253	251
Additional paid-in capital	7,596,787	7,284,174
Treasury stock	(12,584)	(12,467)
Accumulated other comprehensive income (loss)	43,109	7,709
Accumulated deficit	(2,846,758)	(2,744,585)
Total stockholders’ equity	4,780,807	4,535,082
Total liabilities and stockholders’ equity	$12,799,106	$10,498,505

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenues:
Subscription services	$1,272,076	$1,032,169
Professional services	162,581	142,864
Total revenues	1,434,657	1,175,033
Costs and expenses (1):
Costs of subscription services	232,922	182,208
Costs of professional services	169,899	150,845
Product development	541,509	441,616
Sales and marketing	429,301	326,494
General and administrative	133,869	112,183
Total costs and expenses	1,507,500	1,213,346
Operating income (loss)	(72,843)	(38,313)
Other income (expense), net	(20,163)	(9,051)
Income (loss) before provision for (benefit from) income taxes	(93,006)	(47,364)
Provision for (benefit from) income taxes	9,167	(842)
Net income (loss)	$(102,173)	$(46,522)
Net income (loss) per share, basic and diluted	$(0.41)	$(0.19)
Weighted-average shares used to compute net income (loss) per share, basic and diluted	251,743	243,739

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended April 30,
	2022	2021
Costs of subscription services	$26,230	$20,717
Costs of professional services	27,584	27,692
Product development	153,304	129,862
Sales and marketing	59,169	50,308
General and administrative	45,219	36,056
Total share-based compensation expenses	$311,506	$264,635

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(102,173)	$(46,522)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	89,846	82,463
Share-based compensation expenses	311,506	264,635
Amortization of deferred costs	39,427	31,614
Non-cash lease expense	22,048	22,230
(Gains) losses on investments	8,080	6,018
Other	709	(1,624)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	462,964	392,119
Deferred costs	(41,729)	(26,270)
Prepaid expenses and other assets	(23,997)	(35,566)
Accounts payable	6,910	(170)
Accrued expenses and other liabilities	(30,873)	(10,920)
Unearned revenue	(303,001)	(225,579)
Net cash provided by (used in) operating activities	439,717	452,428
Cash flows from investing activities:
Purchases of marketable securities	(2,010,619)	(765,395)
Maturities of marketable securities	601,475	857,408
Sales of marketable securities	5,130	12,457
Owned real estate projects	(20)	(171,423)
Capital expenditures, excluding owned real estate projects	(58,750)	(69,796)
Business combinations, net of cash acquired	—	(679,220)
Purchases of non-marketable equity and other investments	(15,023)	(45,767)
Sales and maturities of non-marketable equity and other investments	7,066	25
Other	—	(5)
Net cash provided by (used in) investing activities	(1,470,741)	(861,716)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	2,978,077	—
Repayments and extinguishment of debt	(693,953)	(9,426)
Payments for debt issuance costs	(7,220)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	990	(1,357)
Other	(192)	(225)
Net cash provided by (used in) financing activities	2,277,702	(11,008)
Effect of exchange rate changes	(685)	186
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,245,993	(420,110)
Cash, cash equivalents, and restricted cash at the beginning of period	1,540,745	1,387,921
Cash, cash equivalents, and restricted cash at the end of period	$2,786,738	$967,811

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$232,922	$(26,230)	$(16,326)	$—	$190,366
Costs of professional services	169,899	(27,584)	(3,899)	—	138,416
Product development	541,509	(153,304)	(13,011)	—	375,194
Sales and marketing	429,301	(59,169)	(14,046)	—	356,086
General and administrative	133,869	(45,219)	(2,613)	—	86,037
Operating income (loss)	(72,843)	311,506	49,895	—	288,558
Operating margin	(5.1)%	21.7%	3.5%	—%	20.1%
Other income (expense), net	(20,163)	—	—	—	(20,163)
Income (loss) before provision for (benefit from) income taxes	(93,006)	311,506	49,895	—	268,395
Provision for (benefit from) income taxes	9,167	—	—	41,828	50,995
Net income (loss)	$(102,173)	$311,506	$49,895	$(41,828)	$217,400
Net income (loss) per share, basic (1)	$(0.41)	$1.24	$0.20	$(0.17)	$0.86
Net income (loss) per share, diluted (1)	$(0.41)	$1.24	$0.20	$(0.20)	$0.83
(1)GAAP net loss per share is calculated based upon 251,743 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 251,743 basic and 263,473 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include employer payroll tax-related items on employee stock transactions of $28.3 million and amortization of acquisition-related intangible assets of $21.6 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate is 19%. Included in the per share amount is a dilution impact of $0.03 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$182,208	$(20,717)	$(14,204)	$—	$147,287
Costs of professional services	150,845	(27,692)	(6,953)	—	116,200
Product development	441,616	(129,862)	(19,542)	—	292,212
Sales and marketing	326,494	(50,308)	(17,106)	—	259,080
General and administrative	112,183	(36,056)	(4,386)	—	71,741
Operating income (loss)	(38,313)	264,635	62,191	—	288,513
Operating margin	(3.3)%	22.5%	5.4%	—%	24.6%
Other income (expense), net	(9,051)	—	—	—	(9,051)
Income (loss) before provision for (benefit from) income taxes	(47,364)	264,635	62,191	—	279,462
Provision for (benefit from) income taxes	(842)	—	—	53,940	53,098
Net income (loss)	$(46,522)	$264,635	$62,191	$(53,940)	$226,364
Net income (loss) per share, basic (1)	$(0.19)	$1.09	$0.26	$(0.23)	$0.93
Net income (loss) per share, diluted (1)	$(0.19)	$1.09	$0.26	$(0.29)	$0.87
(1)GAAP net loss per share is calculated based upon 243,739 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 243,739 basic and 260,416 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include employer payroll tax-related items on employee stock transactions of $44.3 million and amortization of acquisition-related intangible assets of $17.9 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.07 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2023 and 2022, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Sion Rogers, media@workday.com